Vocus Announces Results for Second Quarter 2013
Strong Demand for the Marketing Suite and Higher Average Selling Prices Result in Better EPS in Q2
and Higher Earnings Outlook for the Full Year

Beltsville, MD: July 23, 2013 – Vocus, Inc. (NASDAQ: VOCS), a leading marketing cloud provider, announced today financial results for the second quarter ended June 30, 2013.

“Q2 was highlighted by a number of exciting results including continued rapid bookings growth for the marketing suite and better than expected earnings,” said Rick Rudman, President and CEO of Vocus, Inc.  “We are also excited about our move up-market and the new pricing and packaging introduced in Q2 which resulted in notably higher selling prices on fewer net new subscription customers.  This shift to larger subscriptions will provide better unit economics and more profitable growth for Vocus going forward.”

Financial Highlights

•	GAAP revenue for the second quarter of 2013 was $46.6 million, a 7% increase over the comparable period in 2012.

•	GAAP loss from operations for the second quarter of 2013 was $(5.4) million, compared to $(4.8) million for the comparable period in 2012.

•	Non-GAAP income from operations for the second quarter of 2013 was $594,000, compared to $2.9 million for the comparable period in 2012.

•	GAAP net loss for the second quarter of 2013 was $(5.9) million or $(0.29) per diluted share, compared to $(5.2) million or $(0.27) per diluted share for the comparable period in 2012.

•	Non-GAAP net income for the second quarter of 2013 was $139,000 or $0.01 per diluted share, compared to $2.5 million or $0.11 per diluted share for the comparable period in 2012.

•	Total deferred revenue as of June 30, 2013 was $78.5 million compared to $68.1 million at June 30, 2012.

Business Highlights

•	Added 479 net new annual subscription customers during the second quarter of 2013 compared to 1,013 net new annual subscription customers added during the comparable period in 2012 and ended the quarter with 17,801 total active annual subscription customers.

•	Signed subscription agreements with new and existing customers including Ann Inc., Avaya, Centegra Health Systems, Comscore, Datex, Cosmopolit Home, J. Reneé, Hyatt Regency Paris Etoile, Lehigh University, Nexcom, Organic Valley, Resource One Credit Union, Thompson Creek Windows and Troon Golf.

•	Introduced new email features to the Vocus Marketing Suite that enhance the experience and functionality for our customers who wish to do more sophisticated marketing.

•	Released major updates to PRWeb which focus on streamlining and modernizing issuer identity and new, innovative independent social authentication.

•	Held our Demand Success 2013 Marketing Conference where over 700 attendees gathered with thought leaders and industry experts to share digital marketing best practices and network.

Guidance

Vocus is providing, for the first time, guidance for the third quarter and revising guidance for the full year 2013 based on information as of July 23, 2013:

•	For the third quarter of 2013, revenue is expected to be in the range of approximately $46.5 million to $46.8 million. Non-GAAP EPS is expected to be in the range of $0.03 to $0.04 assuming an estimated non-GAAP weighted average 24.4 million diluted shares outstanding and an estimated tax provision of $400,000. The estimated non-GAAP weighted average diluted shares outstanding assume 3.0 million common shares from the conversion of the Series A redeemable convertible preferred stock. Non-GAAP adjustments are expected to be $0.29 per share. GAAP EPS is expected to be in the range of $(0.26) to $(0.25) assuming an estimated weighted average 20.1 million basic and diluted shares outstanding.

•	For the full year of 2013, revenue is expected to be in the range of $188.0 million to $189.0 million. Non-GAAP diluted EPS is expected to be in the range of $0.18 to $0.21 assuming an estimated non-GAAP weighted average 24.4 million diluted shares outstanding and an estimated tax provision of $1.7 million. The estimated non-GAAP weighted average diluted shares outstanding assume 3.0 million common shares from the conversion of the Series A redeemable convertible preferred stock. The Non-GAAP adjustments are expected to be $1.35 per share. GAAP EPS is expected to be in the range of $(1.17) to $(1.14) assuming an estimated weighted average 20.1 million basic and diluted shares outstanding. Free cash flow is expected to range from $11.0 million to $12.0 million. Capital expenditures are expected to be $6.5 million.

This release includes non-GAAP financial measures and adjustments. For a description of these non-GAAP financial measures and adjustments, please refer to section “Use of Non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of Non-GAAP Measures” and “Reconciliation of 2013 Guidance.”

Disclosure Using Social Media Channels

Given Vocus’ role as a leading marketing cloud provider, Vocus believes that in today’s evolving digital environment those interested in our company look to various communication channels for information about the company.  Vocus announces material information using its websites, filings with the US Securities and Exchange Commission, press releases, public conference calls and webcasts.  Vocus also uses social media and other internet sources to communicate with its customers and the public about the company, its services and other issues.  Given the recent SEC guidance regarding the use of social media channels to announce material information, Vocus is notifying investors, the media, its customers and others interested in the company that it may communicate material, non-public information through social media or other internet sources or that information that it posts on social media or other internet sources may be deemed to be material, non-public information.  Vocus encourages investors, the media, its customers and others interested in our company to review the information that we post on the social media channels and internet sources listed below.  Any changes to the list of social media channels and internet sources that Vocus may use to announce material, non-public information will be posted in the Investor Relations section of its website.

Vocus’ Facebook Page (https://www.facebook.com/vocus)

Vocus’ Twitter Feed (https://twitter.com/vocus)

Vocus’ LinkedIn Page (http://www.linkedin.com/company/vocus)

Vocus’ Google+ Page (https://plus.google.com/+vocus)

Vocus’ Blog (http://vocus.com/blog)

Our CEO, Rick Rudman’s Twitter Feed (https://twitter.com/vocuschairman)

Conference Call Information

Vocus will discuss the financial results and business highlights of the second quarter of 2013 in a conference call at 4:30 p.m. ET, or 1:30 p.m. PT, today. Investors are invited to listen to a live audio webcast of the conference call on the Investor Relations section of the Company’s website at http://investor.shareholder.com/vocs/events.cfm. A replay of the webcast will be available approximately one hour after the conclusion of the call and will remain available for 30 calendar days following the conference call. An audio replay of the conference call will also be available approximately two hours after the conclusion of the call. The audio replay will be available until July 30, 2013 at 11:59 p.m. ET and can be accessed by dialing (404) 537-3406 or (855) 859-2056 and entering conference number 73930336.

About Vocus, Inc.

Vocus, Inc. is a leading marketing cloud provider that helps businesses reach and influence buyers across social networks, online and through media. Vocus provides an integrated suite that combines social marketing, search marketing, email marketing and publicity into a comprehensive solution to help businesses attract, engage and retain customers. Vocus software is used by more than 120,000 organizations worldwide and is available in seven languages. Vocus is based in Beltsville, MD with offices in North America, Europe and Asia. For further information, please visit www.vocus.com or call (800) 345-5572.

Forward-Looking Statement

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provision of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions. This press release contains forward-looking statements relating to, among other things, Vocus’ expectations and assumptions concerning future financial performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in Vocus’ filings with the Securities and Exchange Commission.

The risks and uncertainties referred to above include, but are not limited to, risks associated with possible fluctuations in our operating results and rate of growth, our history of operating losses, risks associated with acquisitions, including our ability to successfully integrate acquired businesses, risks associated with our foreign operations, interruptions or delays in our service or our web hosting, our business model, breach of our security measures, the emerging market in which we operate, our relatively limited operating history, our ability to hire, retain, and motivate our employees and manage our growth, competition, our ability to continue to release and gain customer acceptance of new and improved versions of our service, successful customer deployment and utilization of our services, fluctuations in the number of shares outstanding, foreign currency exchange rates and interest rates.

Vocus, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(dollars in thousands)

	December 31,	June 30,
	2012	2013
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$32,107	$36,283
Short-term investments	662	—
Accounts receivable, net	29,841	21,987
Deferred income taxes	1,478	1,098
Prepaid expenses and other current assets	2,933	3,056

Total current assets	67,021	62,424
Long-term investments	1,322	—
Property, equipment and software, net	20,068	21,562
Intangible assets, net	26,751	20,582
Goodwill	177,011	176,926
Other assets	641	653

Total assets	$292,814	$282,147

Liabilities, Series A redeemable convertible preferred stock and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$21,701	$20,540
Notes payable and capital lease obligations	854	163
Deferred revenue	77,098	76,333

Total current liabilities	99,653	97,036
Notes payable and capital lease obligations, net of current portion	751	763
Other liabilities	6,786	6,559
Deferred income taxes, net of current portion	5,120	5,134
Deferred revenue, net of current portion	2,235	2,181

Total liabilities	114,545	111,673
Series A redeemable convertible preferred stock	77,490	77,490
Stockholders’ equity:
Common stock	219	219
Additional paid-in capital	215,226	221,968
Treasury stock	(41,909)	(42,300)
Accumulated other comprehensive loss	(426)	(555)
Accumulated deficit	(72,331)	(86,348)

Total stockholders’ equity	100,779	92,984

Total liabilities, Series A redeemable convertible preferred stock and stockholders’ equity	$292,814	$282,147

Vocus, Inc. and Subsidiaries

Consolidated Statements of Operations

(dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2013	2012	2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$43,620	$46,617	$78,473	$92,864
Cost of revenues	8,700	9,804	16,014	19,556

Gross profit	34,920	36,813	62,459	73,308
Operating expenses:
Sales and marketing	24,014	27,620	44,845	54,455
Research and development	3,303	2,725	6,959	5,723
General and administrative	10,364	9,891	22,757	22,224
Amortization of intangible assets	2,020	2,014	3,120	4,034

Total operating expenses	39,701	42,250	77,681	86,436
Loss from operations	(4,781)	(5,437)	(15,222)	(13,128)
Other income (expense)	(65)	(141)	(123)	(136)

Loss before provision for income taxes	(4,846)	(5,578)	(15,345)	(13,264)
Provision for income taxes	343	314	669	753

Net loss	$(5,189)	$(5,892)	$(16,014)	$(14,017)

Net loss per share:
Basic and diluted	$(0.27)	$(0.29)	$(0.83)	$(0.70)
Weighted average shares outstanding used in computing per share amounts:
Basic and diluted	19,540,700	20,099,700	19,291,730	19,946,050

Vocus, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2013	2012	2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(5,189)	$(5,892)	$(16,014)	$(14,017)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,309	4,444	6,901	8,741
Other non-cash charges, net	5,290	3,377	9,813	10,901
Payments of contingent consideration for business acquisition	—	(4,560)	(494)	(4,560)
in excess of fair value on acquisition date
Changes in operating assets and liabilities	(922)	(364)	6,793	6,760

Net cash provided by (used in) operating activities	3,488	(2,995)	6,999	7,825
Cash flows from investing activities:
Business acquisition, net of cash acquired	—	—	(79,649)	—
Net change in available-for-sale securities	(496)	651	6,279	1,979
Purchases of property, equipment and software, net	(1,206)	(1,780)	(1,433)	(3,991)
Software development costs	—	(87)	(198)	(216)

Net cash used in investing activities	(1,702)	(1,216)	(75,001)	(2,228)
Cash flows from financing activities:
Purchases of common stock	(31)	(44)	(3,002)	(457)
Proceeds from exercises of stock options	1	—	15	—
Payments of contingent consideration for business acquisitions	—	—	(3,112)	—
Net proceeds from (payments on) notes payable and capital	(83)	50	(132)	(679)
lease obligations

Net cash provided by (used in) financing activities	(113)	6	(6,231)	(1,136)
Effect of exchange rate changes on cash and cash equivalents	(258)	156	(23)	(285)
Net increase (decrease) in cash and cash equivalents	1,415	(4,049)	(74,256)	4,176
Cash and cash equivalents, beginning of period	22,613	40,332	98,284	32,107

Cash and cash equivalents, end of period	$24,028	$36,283	$24,028	$36,283

Use of Non-GAAP Financial Measures

Vocus provides non-GAAP measures for revenue, income from operations, net income, diluted net income per share and free cash flow as supplemental information.

We define non-GAAP revenue as GAAP revenue adjusted for the impact of the fair value adjustment to deferred revenue related to purchase accounting. Management believes the adjustment is useful to investors as a more accurate measure of our ongoing performance from the acquisitions.

We define non-GAAP income from operations as GAAP income from operations including the impact of non-GAAP revenue and excluding stock-based compensation, amortization of acquired intangible assets, fair value adjustments to contingent consideration and acquisition-related expenses.

We define non-GAAP net income as GAAP net income including the impact of non-GAAP revenue and excluding stock-based compensation, amortization of acquired intangible assets, fair value adjustments to contingent consideration including the effect of foreign currencies and acquisition-related expenses.

Stock-based compensation included in our GAAP financial results relates to stock option and restricted stock awards.  Companies record stock-based compensation by applying varying valuation methodologies and subjective assumptions to different types of equity awards.  Amortization of acquired intangible assets included in our GAAP financial results consists of amortization of non-compete agreements, trade names, purchased technology and customer relationships that are not expected to be replaced when fully amortized, as a depreciable tangible asset might.  Amortization expense can vary from period to period due to the timing and size of our acquisitions.  Adjustments to deferred revenue reflect the reductions in the fair value of the acquired company’s deferred revenue due to purchase accounting. Our GAAP financial results include adjustments to the fair value of contingent consideration for acquisition earn-outs as of each reporting date from the fair value recorded on the acquisition date.  Acquisition-related expenses included in our GAAP operating expenses consist of professional fees for legal, accounting and other advisory services, integration related professional services, severance costs and retention payments incurred during the reporting period in connection with our acquired businesses.  Management believes these non-GAAP measures allow management and investors to make meaningful comparisons between our operating results and those of the other companies, as well as provide a consistent comparison of our relative historical financial performance.

We have not presented the tax impact of non-GAAP adjustments in the calculation of non-GAAP net income as a result of the valuation allowance in nearly all of our taxing jurisdictions.  The tax impact of the non-GAAP adjustments would have resulted in an annual effective tax rate of 43% and 42% for the three and six months ended June 30, 2012 and 2013, respectively, and non-GAAP diluted net income per share of $0.07 and $0.01 for the three months ended June 30, 2012 and 2013, respectively, and $0.09 and $0.07 for the six months ended June 30, 2012 and 2013, respectively.

We define free cash flow as cash flow from operations less net capital expenditures and capitalized software development costs plus the excess tax benefits from equity awards and payments of contingent consideration for business acquisitions in excess of fair value on acquisition date. Management considers free cash flow to be a liquidity measure which provides useful information to management and investors regarding our ability to generate cash from operations that is available for acquisitions and other investments. Our definition of free cash flow may be different from definitions used by other companies.

Management uses non-GAAP revenue, non-GAAP income from operations, non-GAAP net income and free cash flow to evaluate operating performance, determine incentive compensation and to prepare operating budgets and determine the appropriate levels of capital investments. However, management believes that the use of non-GAAP measures is subject to material limitations since they may not be indicative of ongoing operating results. Management compensates for the limitations in the use of non-GAAP measures by also utilizing GAAP financial measures and by providing investors with a detailed reconciliation between our GAAP and non-GAAP financial results. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in our SEC filings.

Vocus, Inc. and Subsidiaries

Reconciliation of Non-GAAP Measures

(dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2013	2012	2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of GAAP revenue to non-GAAP revenue:
GAAP revenue	$43,620	$46,617	$78,473	$92,864
Fair value adjustment to deferred revenue	729	—	1,400	44

Non-GAAP revenue	$44,349	$46,617	$79,873	$92,908

Reconciliation of GAAP loss from operations to non-GAAP income from operations:
Loss from operations	$(4,781)	$(5,437)	$(15,222)	$(13,128)
Stock-based compensation	3,474	2,970	7,458	6,633
Amortization of intangible assets	3,133	3,061	4,741	6,131
Fair value adjustment to deferred revenue	729	—	1,400	44
Fair value adjustments to contingent consideration	232	—	464	3,453
Acquisition-related expenses	157	—	4,957	—

Non-GAAP income from operations	$2,944	$594	$3,798	$3,133

Reconciliation of GAAP net loss to non-GAAP net income:
Net loss	$(5,189)	$(5,892)	$(16,014)	$(14,017)
Stock-based compensation	3,474	2,970	7,458	6,633
Amortization of intangible assets	3,133	3,061	4,741	6,131
Fair value adjustment to deferred revenue	729	—	1,400	44
Fair value adjustments to contingent consideration including effects of foreign currency	232	—	446	3,453
Acquisition-related expenses	157	—	4,957	—

Non-GAAP net income	$2,536	$139	$2,988	$2,244

Non-GAAP diluted net income per share	$0.11	$0.01	$0.13	$0.09
Non-GAAP diluted weighted average shares used in	23,965,235	24,188,135	22,854,023	24,131,857
computing per share amounts
Reconciliation of GAAP diluted weighted average shares outstanding to non-GAAP diluted weighted average shares outstanding:
GAAP diluted weighted average shares outstanding	19,540,700	20,099,700	19,291,730	19,946,050
Dilutive effect of outstanding equity securities	4,424,535	4,088,435	3,562,293	4,185,807

Non-GAAP diluted weighted average shares outstanding	23,965,235	24,188,135	22,854,023	24,131,857

Supplemental information of stock-based compensation included in:
Cost of revenues	$326	$322	$825	$790
Sales and marketing	973	801	2,145	1,735
Research and development	643	458	1,147	1,081
General and administrative	1,532	1,389	3,341	3,027

Total stock-based compensation	$3,474	$2,970	$7,458	$6,633

Reconciliation of cash flow from operations to free cash flow:
Net cash provided by (used in) operating activities	$3,488	$(2,995)	$6,999	$7,825
Purchases of property, equipment and software, net	(1,206)	(1,780)	(1,433)	(3,991)
Software development costs	—	(87)	(198)	(216)
Payments of contingent consideration for business acquisition in excess of fair value on acquisition date	—	4,560	494	4,560

Free cash flow	$2,282	$(302)	$5,862	$8,178

Vocus, Inc. and Subsidiaries

Reconciliation of 2013 Guidance

GAAP EPS to Non-GAAP Diluted EPS

	Q3 2013	Full Year 2013
	(unaudited)	(unaudited)
GAAP EPS	$(0.26) to (0.25)	$(1.17) to (1.14)
Effect of non-GAAP adjustments	0.34	1.56
Dilutive effect of outstanding equity securities	(0.05)	(0.21)

Non-GAAP diluted EPS	$0.03 to 0.04	$0.18 to 0.21